Bandwidth Inc. Announces Proposed Private Offering of
$250 Million of Convertible Senior Notes
RALEIGH, NC – March 10, 2021 – Bandwidth Inc. (NASDAQ: BAND) (“Bandwidth”), a leading enterprise cloud communications company, today announced that it intends to offer and sell, subject to market and other conditions, $250 million aggregate principal amount of Convertible Senior Notes due 2028 (the “Notes”) in a private offering (the “Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Bandwidth also expects to grant the initial purchasers of the Notes a 13-day option to purchase up to an additional $37.5 million aggregate principal amount of the Notes.
The Notes will be senior, unsecured obligations of Bandwidth, and interest will be payable semi-annually in arrears. The Notes will be convertible into cash, shares of Bandwidth’s Class A common stock or a combination thereof, at Bandwidth’s election. The interest rate, initial conversion rate and other terms of the Notes are to be determined upon pricing of the Offering.
Bandwidth intends to use a portion of the net proceeds from the offering to pay the cost of the capped call transactions described below. Bandwidth intends to use the remainder of the net proceeds for working capital or other general corporate purposes, which may include capital expenditures and potential acquisitions and strategic transactions. However, Bandwidth has not designated any specific uses and has no current agreements with respect to any acquisition or strategic transaction.
In connection with the pricing of the Notes, Bandwidth expects to enter into one or more privately negotiated capped call transactions with certain of the initial purchasers of the Notes and/or their respective affiliates and/or other financial institutions (the “Option Counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Bandwidth’s Class A common stock upon any conversion of the Notes and/or to offset any cash payments Bandwidth is required to make in excess of the principal amount of the converted Notes, as the case may be, upon any conversion of Notes, with such reduction and/or offset subject to a cap. If the initial purchasers of the Notes exercise their option to purchase additional Notes, Bandwidth expects to enter into additional capped call transactions with the Option Counterparties.
Bandwidth expects that, in connection with establishing their initial hedges of the capped call transactions, the Option Counterparties or their respective affiliates expect to purchase shares of Bandwidth’s Class A common stock and/or enter into various derivative transactions with respect to Bandwidth’s Class A common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Bandwidth’s Class A common stock or the Notes at that time. In addition, Bandwidth expects that the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Class A common stock and/or by purchasing or selling shares of Bandwidth’s Class A common stock or other securities of Bandwidth in secondary market transactions following the pricing of the Notes and from time to time prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of Bandwidth’s Class A common stock or the Notes, which could affect the ability of holders of the Notes to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares of Class A common stock and value of the consideration that holders of the Notes will receive upon conversion of the Notes.
The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the Notes and the shares of Bandwidth’s Class A common stock potentially issuable upon conversion of the Notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, the Notes and such shares, if any, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.
Important Information
This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the Notes (or any shares of Bandwidth’s Class A common stock issuable upon conversion of the Notes) in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.
About Bandwidth
Bandwidth (NASDAQ: BAND) is a leading enterprise cloud communications company. Companies like Cisco, Google, Microsoft, RingCentral, Uber, and Zoom use Bandwidth’s APIs to easily embed voice, messaging and emergency services into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own IP voice network.
Forward-Looking Statements
This press release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include, but are not limited to, statements regarding our future financial and business performance, whether Bandwidth will be able to consummate the Offering, the terms of the Offering and the capped call transactions, expectations regarding actions of the Option Counterparties and their respective affiliates and the satisfaction of customary closing conditions with respect to the Offering. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to the Offering, including that such transaction may not occur. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Bandwidth’s Form 10-K for the year ended December 31, 2020, filed with the SEC and any subsequent reports that we file with the SEC after December 31, 2020. We caution you that the foregoing list may not contain all the forward-looking statements made in this press release. These forward-looking statements speak only as of the date hereof and Bandwidth undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.
Contact:
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com